Exhibit 4.1
                 2004 LONG-TERM INCENTIVE PLAN
                         OF ENNIS, INC.

           (As Established Effective June 17th, 2004)

                            RECITALS

             ARTICLE I.  ESTABLISHMENT AND PURPOSE

     1.1 Establishment. The Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan was originally approved by the Board of Directors of Ennis Business Forms, Inc., a Texas corporation, on March 2, 1998. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan is hereby amended and restated in its entirety and renamed the Ennis, Inc. 2004 Long-Term Incentive Plan (the "Plan"), as set forth in this document.

     1.2 Purpose. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Common Stock of Ennis. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of Ennis and to encourage such persons to remain directors of Ennis, by providing such persons with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

     1.3 Effectiveness and Term. This amended and restated Plan shall become effective as of June 17, 2004, the date of its approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 2004 annual meeting of the stockholders of Ennis duly held in accordance with applicable law. This Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards of Incentive Stock Options shall be made after June 16, 2014.


                    ARTICLE II.  DEFINITIONS

     2.1 Affiliate. "Affiliate" means a "parent corporation" or a "subsidiary corporation" of Ennis, as those terms are defined in Section 424(e) and (f) of the Code.

     2.2 Award. "Award" means an award granted to a Participant in the form of an Option, Phantom Option, Restricted Stock, Restricted Unit, SAR, or Other Incentive Award, whether granted singly, in combination or in tandem. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

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     2.3   Award  Agreement.  "Award Agreement" means  a  written
agreement between Ennis and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

     2.4  Board.  "Board" means the Board of Directors of Ennis.

     2.5    Cause.    "Cause"   means  the   termination   of   a
Participant's employment or service by reason of fraud, dishonesty, any unauthorized use or disclosure by the Participant of any confidential information or trade secrets of Ennis, or the performance of other acts detrimental to Ennis or an Affiliate, as determined by the Committee in its absolute discretion.

     2.6 Change of Control. A "Change of Control" shall be deemed to have taken place if one or more of the following occurs:

          (a)   Any  person or entity, as that term  is  used  in
     Section 13(d) and 14(d)(2) of the 1934 Act (other than a qualified benefit plan of Ennis or an Affiliate) becomes or is discovered to be a beneficial owner (as defined in Rule 13d-3 under the 1934 Act as in effect on the Effective Date) directly or indirectly of securities of Ennis representing 30% or more of the combined voting power of the Ennis' then outstanding securities (unless such person is already such a beneficial owner on the Effective Date);

          (b) Individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board, unless any such change is approved by a unanimous vote of the Board in office immediately prior to such cessation;

          (c) Ennis or its Affiliates shall (in a single transaction or a series or related transactions) issue shares, sell or purchase assets, engage in a merger or engage in any other transaction immediately after which securities of Ennis representing 50% or more of the combined voting power of the then outstanding securities of Ennis shall be ultimately owned by person(s) who shall not have owned such securities prior to such transaction or who shall be a party to such transaction;

          (d) Ennis and its Affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations which generated a majority of the consolidated revenues (determined on the basis of Ennis' four most recently completed fiscal quarters for which reports have been filed under the 1934 Act) of Ennis and its Affiliates immediately prior thereto;

          (e) The Board shall approve the distribution to Ennis' shareholders of all or substantially all of Ennis' net assets or shall approve the dissolution of Ennis; or

          (f)    Any  other  transaction  or  series  of  related
     transactions  occur which have substantially the  effect  of
     the   transactions  specified  in  any  of   the   preceding
     provisions of this subsection.

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     2.7   Code.  "Code" means the Internal Revenue Code of 1986,
as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     2.8 Committee. "Committee" means (i) with respect to the application of this Plan to Employees, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is both a "non-employee director" under Rule 16b-3 of the Exchange Act and an "outside director" under Section 162(m) of the Code, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

     2.9   Common Stock.  "Common Stock" means the common  stock,
$2.50 par value per share, of Ennis, or any stock or other securities of Ennis hereafter issued or issuable in substitution or exchange for the Common Stock.

     2.10 Company.  "Company" means Ennis and its Affiliates.

     2.11 DER. "DER" means a contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Restricted Unit is outstanding.

     2.12  Effective Date.  "Effective Date" means the date  this
Plan becomes effective as provided in Section 1.3.

     2.13  Ennis.  "Ennis" means Ennis, Inc. (formerly  known  as
Ennis  Business  Forms,  Inc.),  a  Texas  corporation,  or   any
successor thereto.

     2.14 Employee. "Employee" means an employee of Ennis or an Affiliate of Ennis; provided, however, that the term "Employee" does not include an Outside Director or an individual performing services for Ennis or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

     2.15  Exchange  Act.   "Exchange Act" means  the  Securities
Exchange Act of 1934, as amended.

     2.16 Fair Market Value. "Fair Market Value" means (a) if the Common Stock is listed on a national securities exchange, the closing price per share on a given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for a share on a given date; and (c) if the Common Stock is not publicly traded at the time a determination of fair market

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value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

     2.17 Grant Date. "Grant Date" means the date an Award is granted by the Committee.

     2.18 Incentive Stock Option. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section
422(b) of the Code.

     2.19 Nonqualified Stock Option. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

     2.20 Option.  "Option" means an option to purchase shares of
Common  Stock  granted to a Participant pursuant to Article  VII.
An  Option  may  be  either  an  Incentive  Stock  Option  or   a
Nonqualified Stock Option, as determined by the Committee.

     2.21 Other Incentive Award. "Other Incentive Award" means an incentive award granted to a Participant pursuant to Article
XII.

     2.22 Outside Director. "Outside Director" means a "non-employee director" of the Company, as defined in Rule 16b-3.

     2.23  Participant.   "Participant"  means  an  Employee   or
Outside Director to whom an Award has been granted under the Plan.

     2.24 Person. "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     2.25 Phantom Option. "Phantom Option" means a fictional option granted to a Participant pursuant to Article VIII.

     2.26  Plan.   "Plan" means this Ennis, Inc.  2004  Long-Term
Incentive Plan, as in effect from time to time.

     2.27 Restricted Period. "Restricted Period" means the period established by the Committee with respect to an Award of Restricted Stock or a Restricted Unit during which the Award remains subject to forfeiture and is not payable to the Participant.

     2.28 Restricted Stock. "Restricted Stock" means a share of Common Stock granted to a Participant pursuant to Article IX, which is subject to such restrictions as may be determined by the Committee. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

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     2.29  Restricted Unit.  "Restricted Unit" means a  fictional share  of  Common  Stock  granted to a  Participant  pursuant  to
Article X, which is subject to such restrictions as may be determined by the Committee.

     2.30 Rule 16b-3. "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     2.31 SAR. "SAR" means a stock appreciation right granted to a Participant pursuant to Article XI.

     2.32  Superseded  Plan.  "Superseded Plan" means  the  Ennis
Business Forms, Inc. 1998 Option and Restricted Stock Plan, as in effect prior to the Effective Date.


                ARTICLE III.  PLAN ADMINISTRATION

     3.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee may delegate some or all of its power to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding, and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

     3.2 Authority of Administrator. The Committee shall have total and exclusive responsibility to control, operate, manage
and  administer  the  Plan in accordance  with  its  terms.   The
Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right
to:   (i)  interpret  the Plan and the Award Agreements  executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company;
(xii) grant Awards in replacement of Awards previously granted under the Plan, the Superseded Plan or any other
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employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.

     3.3 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

     3.4 Liability; Indemnification. No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Ennis with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.


             ARTICLE IV.  SHARES SUBJECT TO THE PLAN

     4.1  Available Shares.  Subject to adjustment as provided in
Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed the sum of (i) 500,000 shares of Common Stock; and (ii) 635,900, which is the number of authorized shares of Common Stock available for issuance under the Superseded Plan as of the Effective Date; and (iii) any shares of Common Stock that become available under this Plan, including with respect to Awards outstanding under the Superseded Plan as of the Effective Date, as a result of cancellation, termination, expiration, forfeiture or lapse of an Award or as otherwise provided in Section 4.3. The maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Participant during a calendar year is 50,000. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Committee, in its absolute discretion, shall from time to time determine.

     4.2  Adjustments for Recapitalizations and Reorganizations.

          (a)   The  shares with respect to which Awards  may  be
     granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Ennis shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Ennis Common Stock without receipt of consideration by Ennis, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a

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     reduction  in  the  number of outstanding shares,  shall  be proportionately reduced, and the exercise price per share shall be proportionately increased.

          (b) If Ennis recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

          (c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this
     Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

          (d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

     4.3 Adjustments for Awards. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this
Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

          (a)   Options  and  Restricted  Stock.   The  grant  of
     Options and Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

          (b) SARs, Phantom Options and Restricted Units. The grant of SARs shall not affect the number of shares available for grant of Awards under the Plan. The grant of Phantom Options or Restricted Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of Phantom Options or Restricted Units that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award.

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          (c)   Other  Incentive Awards.  The grant of  an  Other
     Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

          (d) Termination. If any Award referred to in paragraphs (a), (b) and (c) above (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related Option (as defined in Section 11.1) upon exercise of its corresponding SARs), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

          (e) Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan (other than Incentive Stock Options) shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan (other than Incentive Stock Options) shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

          (f) Fractional Shares. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or
     (ii) subject to an Award, Ennis shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying
     (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

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                     ARTICLE V.  ELIGIBILITY

     All Employees and Outside Directors are eligible to participate in the Plan. The Committee shall recommend, from time to time, Participants from those Employees and Outside Directors who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee.


                  ARTICLE VI.  FORM OF AWARDS

     Awards may, at the Committee's sole discretion, be granted under the Plan in the form of Options pursuant to Article VII, Phantom Options pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Units pursuant to Article X, SARs pursuant to Article XI, and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure than an Award constitutes "qualified performance based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. An Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.


                      ARTICLE VII.  OPTIONS

     7.1 General. Awards may be granted to Employees and Outside Directors in the form of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

     7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Nonqualified Stock Option shall be determined by the Committee, but such exercise price shall not be less than 85% of the Fair Market Value per share of Common Stock on the Grant Date. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee;

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provided,  however, that, no Options shall be  exercisable  later than ten years from the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its absolute discretion.

     7.3 Restrictions Relating to Incentive Stock Options. Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Stock Options shall be granted later than ten years from the date of adoption of the Plan by the Board. In addition, no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Ennis and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Ennis or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

     7.4 Additional Terms and Conditions. The Committee may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

     7.5  Exercise of Options.

          (a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Ennis, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

          (b) Upon exercise of an Option, the exercise price of the Option shall be payable to Ennis in full either: (i) in cash or an equivalent acceptable to the Committee, or
     (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Participant for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such shares), or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

          (c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Ennis or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Ennis to pay the exercise price and any required withholding taxes.

          (d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Ennis shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

     7.6 Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant's Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

          (a) Death or Disability. If the employment or service of a Participant shall terminate by reason of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

          (b) Other Termination. If the employment or service of a Participant shall terminate for any reason other than a reason set forth in paragraph (a) above or paragraph (c) below, whether on a voluntary or involuntary basis, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of three months from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

          (c)  Termination for Cause.  Notwithstanding paragraphs
     (a) and (b) above, if the employment or service of a Participant is terminated for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Option.

                 ARTICLE VIII.  PHANTOM OPTIONS

     8.1 General. Awards may be granted to Employees and Outside Directors in the form of Phantom Options. Phantom Options shall be awarded in such numbers and at such times as the Committee shall determine. All Phantom Options shall be evidenced by an Award Agreement as described in Section 8.2 below and any payment or settlement made upon exercise of a Phantom Option shall be made to the Participant in accordance with the terms and conditions set forth in the Award Agreement. Phantom Options shall not be granted in conjunction with an Option granted hereunder.

     8.2 Award of Phantom Options. Each Award Agreement embodying a Phantom Option granted pursuant to the Plan shall specify the strike price for each fictional share of Common Stock subject to the Phantom Option, the number of fictional shares subject to the Phantom Option being awarded, the manner and timing of the vesting of the Phantom Option and of payments or transfer of shares to the Participant under such Award and such other terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee in its absolute discretion. The strike price of a Phantom Option shall be determined by the Committee, but such strike price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Phantom Option. The term of each Phantom Option shall be as specified by the Committee; provided, however, that unless otherwise designated by the Committee, no Phantom Option shall be exercisable later than ten years after the Grant Date of the Phantom Option. Except as otherwise provided in an applicable Award Agreement, Participants holding Phantom Options shall not be entitled to any dividends, rights upon liquidation or other rights of a holder of shares of Common Stock.

     8.3 Exercise. Subject to the terms and conditions of the Plan, Phantom Options shall be exercised by the delivery of a written notice of exercise to Ennis, setting forth the number of fictional shares with respect to which the Phantom Option is to be exercised. Subject to the terms and conditions of this Plan and the applicable Award Agreement, upon exercise each fictional share subject to a Phantom Option entitles the Participant holding such Phantom Option to receive the amount, if any, by which the Fair Market Value as of the date of exercise exceeds the strike price, payable in one or a combination of the following forms, as determined by the Committee in its absolute discretion: (i) a cash payment or (ii) a whole number of shares of Common Stock (with cash payable in lieu of fractional shares).

     8.4 Termination of Employment or Service. Upon a Participant's termination of employment or service with the Company for any reason other than for Cause, the vested portion of such Participant's Phantom Option shall be deemed to be exercised pursuant to Section 8.3 above and the unvested portion of such Phantom Option shall immediately be forfeited to Ennis. If the employment or service of a Participant shall be terminated for Cause, all outstanding Phantom Options held by the Participant shall immediately be forfeited to Ennis, regardless of the vested status of such Phantom Options.

                 ARTICLE IX.  RESTRICTED STOCK

     9.1  General.   Awards  may  be  granted  to  Employees  and
Outside  Directors  in the form of Restricted Stock.   Restricted
Stock shall be awarded in such numbers and at such times as the Committee shall determine.

     9.2 Restriction Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Article IV or Section 9.3 of this Article.

     9.3 Other Terms and Conditions. Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of Ennis, in the name of a nominee of Ennis. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (ii) Ennis shall retain custody of the Restricted Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to expiration of the Restriction Period.

     9.4  Payment for Restricted Stock.   A Participant shall not
be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

     9.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of Ennis or another corporation that is a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Article IV or XII, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

                  ARTICLE X.  RESTRICTED UNITS

     10.1  General.   Awards  may  be granted  to  Employees  and
Outside Directors in the form of Restricted Units.

     10.2 Terms and Conditions. The Committee shall determine the number of Restricted Units to be granted to a Participant, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Restricted Units. Upon the lapse of restrictions with respect to each Restricted Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as determined by the Committee in its discretion.

     10.3 DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

     10.4 Forfeiture. Except as otherwise provided in the terms of a Restricted Unit grant, upon termination of a Participant's employment or service with the Company and its Affiliates for any reason prior to the lapse of restrictions related to a Restricted Unit, such Restricted Unit shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Units.


                        ARTICLE XI.  SARs

     11.1 General. The Committee may from time to time grant SARs in conjunction with all or any portion of any Option (the "Related Option") either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Stock Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Stock Options, at any time after the initial Option grant while the Nonqualified Stock Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

     11.2 Terms and Conditions. SARs granted hereunder shall comply with the following conditions and also with the terms of the Award Agreement governing the Related Option:

          (a) The SAR shall expire no later than the expiration of the Related Option.

          (b) Upon the exercise of an SAR, the Participant shall be entitled to receive from Ennis or the appropriate Affiliate an amount in cash equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the SAR is then being exercised
     (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the Related Option.

          (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Related Option shall be exercisable, (ii) only when the Fair Market Value of the shares subject to the Related Option exceeds the purchase price of the shares as provided in the Related Option, and
     (iii) only upon surrender of the Related Option or any portion thereof with respect to the shares for which the SARs are then being exercised.

          (d) Upon the exercise of an SAR, the Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which such SARs are exercised. Upon the exercise or termination of the Related Option, the SARs with respect to such Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

     11.3 Exercise of SARs. Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to Ennis.


              ARTICLE XII.  OTHER INCENTIVE AWARDS

     Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Employees and Outside Directors in such amounts, upon such terms and at any time and from time to time as shall be determined by the Committee in its absolute discretion. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its absolute discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and/or limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.


                ARTICLE XIII.  CHANGE OF CONTROL

      Immediately prior to a Change or Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all restriction periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent that an Option, Phantom Option or SAR is not exercised upon a Change of Control, the Committee may, in its discretion, cancel any such Award and pay to the

Participant an amount in cash equal to the excess, if any, of the aggregate Fair Market Value of the shares (or fictional shares) of Common Stock subject to the Award as of the date of the Change of Control over the aggregate purchase or strike price thereunder, or provide for a replacement Award with respect to such property and on such terms as it deems appropriate.


             ARTICLE XIV.  AMENDMENT AND TERMINATION

     14.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Ennis (i) if such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) if counsel for Ennis determines that such approval is otherwise required by or necessary to comply with applicable law. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

     14.2 Award Amendment and Cancellation. The Board may amend the terms of any outstanding Award granted pursuant to this Plan, but no such amendment shall adversely affect in any material way the Participant's (or a Permitted Transferee's) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award. The Board may, with a Participant's (or a Permitted Transferee's) written consent, cancel any outstanding Award (including an award made under the Superseded Plan) held by such Participant (or Permitted Transferee) in exchange for a new Award.


                   ARTICLE XV.  MISCELLANEOUS

     15.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, Ennis and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. Any provision of this Plan to the
contrary   notwithstanding,  all  Options   granted   under   the
Superseded Plan shall be subject to the provisions of the Superseded Plan, and in the event of any conflict between the terms of an Award Agreement granted under the Superseded Plan and the Superseded Plan, the terms of the Superseded Plan shall govern.

     15.2  Listing Conditions.

          (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Ennis shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

          (b) If at any time counsel to Ennis or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Ennis or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, Ennis or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Ennis or its Affiliates.

          (c) Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

     15.3 Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) Ennis may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Ennis a written representation of present intention to acquire the Award or such shares of Common Stock for his or her own account for investment and not for distribution; (ii) the certificate for shares of Common Stock issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     15.4 Transferability. No Award shall be subject to execution, attachment or similar process. No Award of Incentive Stock Options or Restricted Stock during its Restricted Period may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. If provided in the Award Agreement, all other Awards may be transferred by a Participant to a Permitted Transferee. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or if applicable, a Permitted Transferee. In the event of the Participant's legal incapacity, an Award may be exercised by his or her guardian or legal representative. For purposes of the Plan, "Permitted Transferee" means (i) a member of a Participant's immediate family, (ii) any person sharing the Participant's household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or
(ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or
(ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel for Ennis. In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

     15.5 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

     15.6 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional share.

     15.7 Notices. All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or
(iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier

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<PAGE

service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Ennis or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his or her address as set forth in the records of the Company or
(ii) to Ennis at the principal executive offices of Ennis clearly marked "Attention: LTIP Administrator."

     15.8 Binding Effect. The obligations of Ennis under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Ennis, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Ennis. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

     15.9 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

     15.10 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Ennis or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Ennis or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Ennis or any Affiliate as a result of such action.

     15.11 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

     15.12 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Ennis as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the
Company.   All  of  the Awards granted under the  Plan  shall  be
unfunded.

     15.13 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Ennis or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Ennis or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

     15.14 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, Ennis and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

     15.15 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant's employment or service at any time, with or without cause.

     15.16 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

     IN WITNESS WHEREOF, this Plan has been executed as of this 17th day of June 2004.

                              ENNIS, INC.


                              By:/s/ Keith S. Walters
                                 -------------------------------
                                 Keith S. Walters, President and
                                 CEO

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